SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2008

PLASTINUM POLYMER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (310) 651-9972

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06 Change in Shell Company Status

On March 17, 2008, the Board of Directors of the Registrant determined that the Registrant had been inadvertently indicating by check mark on its filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the Registrant was a shell company as defined in Rule 12b-2 of the Exchange Act. In fact, the Registrant has not been a shell company for years.

As the Registrant has reported for several years in its public filings and the filings of its former parent, the Registrant has expended significant sums in its research and development operations with respect to its patented and proprietary plastic blending technology. Such research and development operations have been described in detail in the Exchange Act filings made by the Registrant since July 10, 2006, the filing date of its initial Form 10-SB, and in its subsequent public filings. Further, Form 10 Information (as defined under Rule 144(i)(3) of the Securities Act of 1933, as amended) was initially included in the Registrant’s Form 10-SB filing of July 10, 2006, as thereafter amended, and was included again in the Company’s Form 10-KSB for the year ended December 31, 2006.

Therefore, the Registrant has not in fact been a shell company for more than a 12 month period prior to the date of this Form 8-K and is not currently a shell company. The Registrant has also filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, since a 12 month period, as required by Rule 144(i)(2) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: March 17, 2008	By: /s/ Jacques Mot
Jacques Mot
President and CEO